Exhibit 10.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SUPPLY AGREEMENT

This Agreement (the “Agreement”) is made and entered into as of this 10th day of May 2018,

Between:

(1)

Columbia Laboratories (Bermuda) Limited, a Bermuda corporation having its principal place of business at Canon‘s Court, 22 Victoria Street, PO Box HM 1179, Hamilton HM 12, Bermuda (the “Purchaser”); and

(2)	Maropack ag, a Swiss corporation having its principal place of business at Industriestrasse Briseck 4, CH-6144 Zell, Switzerland (the “Supplier”),

each a “Party” and together, the “Parties”.

The Parties acknowledge that this Agreement is entered into between the Supplier and the Purchaser but that the Purchaser’s Affiliate, Juniper Pharmaceuticals UK Limited (registration number 02425939) with registered address at 8 Orchard Place, Nottingham Business Park, Nottingham, NG8 6PX, UK (“Juniper”), provides services to the Purchaser which include managing this Agreement for the Purchaser.

BACKGROUND:

(A)

The Purchaser is engaged in the manufacture of drug products and distributes products itself or through its officially appointed distributors and the Purchaser wishes to appoint the Supplier to undertake certain steps in the manufacturing process;

(B)	The Purchaser wishes to appoint the Supplier to fill single doses of the Bulk Gel (as defined below) into Applicators as further described in this Agreement;
(C)

The Supplier is a contract manufacturer of sterile liquid and semi-solid medicinal products by use of the bottelpack® system, based on Suppliers proprietary Blow-Fill-Seal Technology, and has previously performed certain filling and packaging services for the benefit of the Purchaser pursuant to the Existing Supply Agreement including the Amendment Agreement (each as defined below);

(D)

This Agreement terminates the Existing Supply Agreement with effect from the Effective Date and sets out the terms on which the Supplier will fill, manufacture, package and supply the Finished Product with effect from the Effective Date;

3366395 v12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(E)

As contract manufacturer, Supplier does not act as a Pharmaceutical Company and in no case will be responsible for releasing the Finished Product to the market. The Purchaser will act, to the extent permissible by Applicable Law, as manufacturer of the Finished Product. The Purchaser sells the Finished Product to Ares Trading S.A., an Affiliate of Merck KGAA. Ares Trading SA shall be the holder of the marketing authorization and shall be responsible for the release of the Finished Product to the market. In consideration of the mutual promises and covenants contained in this Agreement, the Parties agree as follows:

1.	Definitions

As used in this Agreement, the following terms (except as otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings set forth below (it being understood that the terms defined in this Agreement shall include the singular number in the plural, and the plural number in the singular):

1.1

“Affiliate” shall mean any corporation or other business entity that either directly or indirectly owns or controls a Party, is owned or controlled by such Party, or is under common ownership or control of a Third Party with one of the Parties hereto. As used herein, the term “control” means possession of the power to direct or cause the direction of the management and policies of a corporation or other entity whether through the ownership of voting securities, by contract or otherwise. A corporation or other entity shall be deemed to “own” another entity, if it holds at least 50 % of shares of that entity.

1.2	“Adjusted Purchase Price” shall mean the increased or decreased price per Finished Product that is payable by the Purchaser in respect of each Finished Product in accordance with Section 5.1.
1.3

“Applicable Laws” shall mean all applicable statutes, laws, rules, ordinances, regulations, directives, orders and guidelines (including any amendments, extensions or replacements thereto) inside the Territory or the European Union that apply to the performance of either Party’s obligations under this Agreement.

1.4

“Applicators” or the “Primary Packaging Material” shall mean receptacles made of synthetic material, the particulars of which are set out in the Specifications, into which the Supplier shall fill single doses of the Bulk Gel using the Blow-Fill-Seal Technology in accordance with the Specifications and the provisions of this Agreement.

1.5	“Blow-Fill-Seal Technology” shall mean the process by which the Applicators are blow-molded, filled with liquid product and sealed in one continuous operation under aseptic processing conditions.
1.6	“[***]” shall mean the new [***] in accordance with Section 2.10.
1.7	“Bulk Gel” shall mean progesterone vaginal gel containing progesterone in a concentration of eight percent (8%) w/w (mass/mass).

3366395 v12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.8	“Calendar Year” shall mean a period commencing on January 1 and ending on December 31.
1.9	“Capacity Increase Project” shall mean as defined in Section 3.3.2.
1.10

“Confidential Information” shall mean any written, oral, electronic, visual (e.g. information acquired by observation or otherwise during any site visit at the other Party’s site) tangible or non-tangible notices, disclosures, documents, materials or other information which is disclosed by one Party to the other Party pursuant to this Agreement including the existence and the terms and provisions of this Agreement and all information of a confidential or proprietary nature arising from the performance of this Agreement. Information shall not be deemed Confidential Information to the extent that Recipient Party can prove by demonstration of competent written records that such information:

(i) was already known to the Recipient Party or its Affiliates at the time of disclosure or became known thereafter by way of disclosure by a Third Party, except directly or indirectly by breach of this Agreement or by breach of a Third Party’s confidentiality obligation towards the Disclosing Party;

(ii) at the time of the disclosure was generally known or freely accessible to the public;

(iii) after the time of disclosure became generally known or freely accessible to the public, except directly or indirectly by breach of this Agreement or by breach of a Third Party’s confidentiality obligation towards the Disclosing Party;

(iv) was created or developed by the Recipient Party, or one of its Affiliates, without the aid, application or use of the Confidential Information of the Disclosing Party; or

(v) was expressly marked or described by the Disclosing Party as non-confidential.

Irrespective of the applicability of any such exceptions, Recipient Party shall not be entitled to inform Third Parties of the fact, that it received such information from the Disclosing Party and that the Disclosing Party uses such information.

1.11

“Defect” shall mean a Finished Product which at the time of delivery of the Finished Product by the Supplier to the Purchaser when title to and risk for the Finished Product passes from the Supplier to the Purchaser does not meet the Specifications and does not have the quality agreed by the Parties; and “Defective” shall mean a Finished Product bearing a Defect;

1.12	“Disclosing Party” means the Party or its Affiliate which discloses Confidential Information to the other Party or its respective Affiliate.
1.13	“Effective Date” means 1 January 2018.
1.14	“Existing Purchase Price” shall mean the price per Finished Product as agreed between the Parties in writing from time to time.

3366395 v12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.15	“Existing Supply Agreement” shall mean the agreement entered into between the Parties dated as of 28 October, 1993, which agreement was amended as of 8 December 2016 (the “Amendment Agreement”).
1.16	“Extended Term” shall have the meaning set out in Section 12.2.
1.17

“Filling Batch Certificate” shall mean a certificate in the form appended as Exhibit A to the Technical and Quality Agreement signed on behalf of the Supplier delivered to the Purchaser with each batch of Finished Products certifying the number of Finished Products (including any samples of such Finished Products) delivered in such batch and that such Finished Products have been filled and quality controlled and conform with the Specifications and all Applicable Laws.

1.18

“Finished Product” shall mean each individual product comprising the Bulk Gel delivered by the Purchaser to the Supplier which the Supplier shall fill into Applicators and package using the Secondary Packaging Materials as set out in the Specifications.

1.19

“Flow-Wrapping Batch Certificate” shall mean a certificate in the form appended as Exhibit B to the Technical and Quality Agreement signed on behalf of the Supplier delivered to the Purchaser with each batch of Finished Products certifying the number of Finished Products (including any samples of such Finished Products) delivered in such batch and that such Finished Products have been flow wrapped and quality controlled and conform to the Specifications and all Applicable Laws.

1.20

“Good Manufacturing Practice” or “GMP” shall mean current good manufacturing practices and general biological products standards promulgated under and in accordance with the EEC Guide to Good Manufacturing Practices for Medicinal Products promulgated under the European Commission Directive 2003/94/EC of 8 October 2003 (laying down the principles and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use). For the avoidance of doubt, Good Manufacturing Practice shall not include the United States Federal Food Drug and Cosmetic Act Title 21 of the U.S. Code of Federal Regulations, Parts 210, 211, 600, 601 and 610 or any other regulation applicable in the United States and the Finished Products shall not be manufactured in accordance with such regulations.

1.21

“Improvement” shall mean any information, Intellectual Property Rights or Know-How invented, created or derived by any of the Parties and/or their respective Affiliates, alone or jointly with the other Party, under this Agreement or by use of Confidential Information of the other Party.

1.22	“Initial Term” shall have the meaning set out in Section 12.1.
1.23

“Intellectual Property Rights” shall mean any industrial and intellectual property rights, including patents, Know-How, trademarks, service marks, trade names, business names, design rights, utility models, topography rights, database rights, copyrights, ancillary copyrights, including applications for any of the above (to the

3366395 v12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

extent applicable); and including the right to use (whether by license, sublicense, assignment, permission, or otherwise) such rights in any applicable jurisdiction.
1.24

“Know-How” shall mean any and all practical knowledge (including knowledge related to  technologies,  methods,  materials  or data)  which is  (i)  not  generally  known  or  freely   accessible;  (ii)  significant  and useful for the production, use or sale of commercial products of any kind; and (iii) described in a sufficiently comprehensive way for determining the application of (i) to (ii).

1.25

“Manufacturing Records”  shall mean the detailed written instructions describing the manufacturing of the Finished Product, including the records setting out the compounding (weighing-compounding instructions), processing (manufacturing instructions), secondary packaging (packaging instructions), quality control testing (quality control instructions), storage (part of the manufacturing instructions) and shipping (if applicable) (part of the manufacturing instructions) of the Finished Product, which are created by Supplier through implementation of the Specifications or any other instructions given by the Purchaser, and have been approved and countersigned by Purchaser;

1.26	“Minimum Finished Product Volume” shall mean as defined in Section 3.4.
1.27	“New Equipment” shall mean the new equipment [***] to be purchased by the Purchaser in accordance with Section 2.10, the particulars of which are set out in Part A of Schedule 3.
1.28	“New Facility” shall mean the new building to be constructed [***] as set out in Section 2.10, the particulars of which are set out in Part B of Schedule 3.
1.29

“Pharmaceutical Company” shall mean the Company being in possession and holder of the marketing authorization for the Finished Product and the company responsible for the release of the Finished Product to the market.

1.30	“PQR” shall mean an annual review of the quality of the Finished Product undertaken in accordance with chapter 1.5 of the EU-GMP-Guide.
1.31	“Production Forecast” shall mean the forecast of its requirements for Finished Product provided by the Purchaser to the Supplier in accordance with Section 3.1.
1.32	“Purchase Order” shall mean as defined in Section 3.2.
1.33	“Purchase Price” shall mean the purchase price for each Finished Product determined in accordance with Schedule 2.
1.34

“Purchaser Equipment” means all [***] or other equipment required for the manufacture of the Finished Products which are owned by the Purchaser and set out in Schedule 1 and which shall (i) include the New Equipment; and [***].

1.35	“Purchaser Improvement” shall mean Improvements which are solely related to the materials provided by Purchaser (or its subcontractors) to the Supplier for the filling

3366395 v12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of products (including but not limited to the Bulk Gel), except to the extent such Improvements are invented, created or derived by Purchaser in breach of this Agreement.
1.36

“Purchaser Materials” shall mean any of Purchaser’s samples and tangible materials including but not limited to those assets set out in Schedule 1 and Bulk Gel and Secondary Packaging Materials provided by the Purchaser to the Supplier for the purpose of filling the Bulk Gel into the Applicators pursuant to this Agreement.

1.37	“Recipient Party” means the Party or their respective Affiliate which receives Confidential Information from the other Party or their respective Affiliate.
1.38

“Regulatory Authority” shall mean any national, supranational, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in any country having jurisdiction over any of the activities contemplated by this Agreement or over the Parties including but not limited to the granting of registrations, approvals and licenses for the manufacture and supply of the Finished Product.

1.39	“Representative” shall mean, with respect to each Party, any employee, officer, agent, director, attorney, consultant or subcontractor of that Party.
1.40

“Secondary Packaging Materials” shall mean any packaging materials (including but not limited to folding cardboard boxes, wrappings and instructions to accompany the boxes) supplied by the Purchaser or a Third Party into which the Finished Product is to be packaged in accordance with the Specifications.

1.41	“Specifications” shall mean the Finished Product specifications set out in the Technical and Quality Agreement, as may be amended by the Purchaser from time to time in accordance with this Agreement.
1.42	“Subcontractor” shall mean any subcontractor appointed by the Supplier to manufacture and/or supply the Finished Product.
1.43

“Supplier Equipment” means the equipment used by the Supplier for the manufacture of the Finished Products which for the avoidance of doubt shall (i) include [***] and (ii) exclude the Purchaser Equipment and the New Equipment.

1.44

“Supplier Improvements” shall mean Improvements which are not solely related to the materials provided by Purchaser (or its subcontractors) to the Supplier for the filling of products (including but not limited to the Bulk Gel)  and shall include in particular any Improvements related to the manufacturing or packaging process, the design of the Applicator, or the BlowFill-Seal Technology, except to the extent such Improvements are invented, created or derived by Supplier in breach of this Agreement.

1.45	“Supplier’s Premises” means Industriestrasse Briseck 4, CH-6144 Zell, Switzerland.

3366395 v12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.46

“Technical and Quality Agreement” or “QA” shall mean the technical and quality agreement signed by duly authorised representatives of the Parties and dated 24 June 2016 and any amendments to such agreement or such other technical and/or quality agreement as may be agreed by the Parties in writing from time to time.

1.47

“Technology” shall mean all technical or other information, data and analysis and Know-How relating to the registration, manufacture, packaging, use, marketing and sale of the Finished Product (including, without limitation, all works copyrighted by the Supplier) and all proprietary rights relating thereto owned by the Supplier or its Affiliates or to which the Supplier or its Affiliates has assignable rights, whether prior to or after the Effective Date, and relating or pertaining to the Finished Product but shall exclude the equipment owned by the Supplier or its Subcontractors which is used by the Supplier or its Subcontractors for the production of the Finished Product and which is located at the premises of the Supplier or such Subcontractors.

1.48	“Term” shall mean the Initial Term and any extension of the Initial Term agreed by the Parties in accordance with Section 12.2.
1.49	“Territory” shall mean Switzerland.
1.50	“Third Party” shall mean any person other than the Supplier or the Purchaser or an Affiliate of either of them.
1.51	“United States” shall mean the several United States of America and its territories and possessions.
1.52	In this Agreement:
1.52.1

unless the context otherwise requires all references to a particular Section, paragraph or Schedule shall be a reference to that Section, paragraph or Schedule, in or to this Agreement as it may be amended from time to time pursuant to this Agreement;

1.52.2	the table of contents and headings are inserted for convenience only and shall not affect the interpretation of any provision of this Agreement;
1.52.3	unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;
1.52.4

unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality;

1.52.5	reference to the words “include” or “including” are to be construed without the limitation to the generality of the preceding words;

3366395 v12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.52.6	unless expressly stated otherwise reference to “CHF” will mean Swiss Francs; and
1.52.7	reference to any statute or regulation includes any modification or re-enactment of that statute or regulation.
2.	Supply
2.1

Manufacture and Supply.  During the Term, the Supplier shall perform certain manufacturing steps as defined in the Quality Agreement, on the basis of binding Purchase Orders to be agreed by the Parties in accordance with Section 3.2. Supplier undertakes to perform the following activities:

2.1.1	the manufacture of the Applicators;
2.1.2	the filling of the Bulk Gel supplied by the Purchaser under this Agreement into the Applicators; and
2.1.3	the packaging of the Applicators using the Secondary Packaging Materials,

each in accordance with this Agreement and, in particular, the Specifications and all Finished Products shall comply with the Specifications. The Purchaser acknowledges that it is the Purchaser’s responsibility to ensure that the Specifications are in accordance with Applicable Laws, GMP and recognized pharmaceutical standards and the Supplier shall rely on such Specifications in the course of the manufacture of Finished Product. Supplier shall, in accordance with the QA and using a format in accordance with Supplier’s quality management system, transcribe the Specifications into Manufacturing Records, which then shall be (to the extent set forth in the QA) approved and countersigned by the Purchaser in writing. The Purchaser shall at any time during normal business hours, but upon reasonable prior notice in writing, have access to the current version of the Manufacturing Records, and shall promptly notify the Supplier of any inconsistencies or gaps between the Manufacturing Records on the one hand, and the Specifications, GMP and all Applicable Laws and regulations on the other hand, independent of whether such parts of the Manufacturing Records have been approved by the Purchaser or not. The manufacturing processes used by Supplier will be validated as set out in the QA.

2.2	Application of this Agreement. The terms of this Agreement shall apply with effect from the Effective Date.
2.3

Key Performance Indicators (KPIs). As soon as practicable following the Effective Date the Parties shall agree in good faith key performance indicators the Supplier will agree to achieve when supplying the Finished Products. Such key performance indicators will be incorporated in Schedule 4 of this Agreement by mutual written agreement of both Parties. The Supplier shall use its commercially reasonable efforts to meet the minimum acceptance levels of the KPIs during the Term.

2.4	Samples. The Supplier shall take samples of each batch of Finished Product in accordance with the provisions of the Technical and Quality Agreement. Such

3366395 v12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

samples shall be sealed and stored until the expiry date of the relevant batch of Finished Product from which the relevant sample was taken (but in any event, for no more than six (6) years). The Supplier shall also provide to the Purchaser any samples required in any Purchase Order, including any stability samples.

2.5

Quantity of Supply. The Supplier shall supply to the Purchaser, its Affiliates and sub-licensees such quantities of the Finished Product as the Purchaser may order from time to time in accordance with the terms of this Agreement.

2.6

Supply of Bulk Gel and Secondary Packaging Materials. The Purchaser will bear all risks and costs of the transport for the Bulk Gel, the Secondary Packaging Materials and the completely filled Applicators. The Purchaser shall supply to the Supplier such quantities of the Bulk Gel and the Secondary Packaging Materials as is required in order for the Supplier to produce the quantity of Finished Products set out in each Purchase Order. The Bulk Gel shall be delivered to the Supplier by the date agreed with the Purchaser and in sealed containers in accordance with the Specifications and the QA. In the event that the seals of any container containing the Bulk Gel are damaged or missing, the Supplier shall as soon as possible inform the Purchaser of this fact and shall not use the Bulk Gel to perform its obligations under this Agreement. The following information shall also be provided by Purchaser with each supply of Bulk Gel:

2.6.1	name and trade name of the Bulk Gel;
2.6.2	batch number;
2.6.3	description of the Bulk Gel;
2.6.4	weight of the Bulk Gel being supplied; and
2.6.5	expiry date of the Bulk Gel of the relevant batch.
2.7

Supply of further information. The Purchaser shall also disclose to the Supplier all relevant information for the handling of the Bulk Gel and the Secondary Packaging Materials including but not limited to:

2.7.1	precautionary measures to be taken in the handling, filling and packaging of the Bulk Gel;
2.7.2	storage conditions;
2.7.3	waste treatment;
2.7.4	safety measures;
2.7.5	confirmation that the Bulk Gel is compatible with the synthetic material of the Applicators; and
2.7.6	qualitative formulation of the Bulk Gel.

3366395 v12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.8

Applicators. The Purchaser shall ensure that the synthetic material of the Applicators as set out in the Specifications is compatible with the Bulk Gel. The Supplier shall not source the synthetic material of the Applicators from any supplier other than as set out in the Specifications without the prior written consent of the Purchaser (such consent not to be unreasonably withheld). Provided that the synthetic material of the Applicators is in accordance with the Specifications and has been supplied by a supplier approved in writing by the Purchaser, Purchaser will be liable for and agrees to hold Supplier harmless from any claims of Third Parties resulting from the incompatibility of the synthetic material of the Applicators with the Bulk Gel. Any liability or warranty of Supplier with regard to the compatibility of the Primary Packaging Material with the Bulk Gel is hereby expressly excluded. In the event Supplier suffers damages during manufacturing or storing of the Finished Products due to the non-compatibility of the Bulk Gel and the synthetic material of the Applicators, then provided that the synthetic material of the Applicators is in accordance with the Specifications and has been supplied by a supplier approved in writing by the Purchaser, Purchaser will reimburse Supplier for all damages suffered by the Supplier as a result of the incompatibility of the synthetic material of the Applicators with the Bulk Gel.

2.9

Exclusivity.  The Supplier undertakes that it will not supply the same services for product comprising progesterone in a gel, cream or liquid formulation to competitors of the Purchaser during the Term of this Agreement.

2.10

Equipment and Infrastructure. In order to facilitate the performance of this Agreement by the Supplier, the Parties have agreed to invest in the infrastructure described in this Section 2.10 in accordance with the following terms:

2.10.1	on or promptly following the Effective Date, the Supplier shall purchase the [***];
2.10.2	on or promptly following the Effective Date, the Purchaser shall purchase the New Equipment and procure that such New Equipment is delivered to the Supplier’s Premises;
2.10.3	the Parties acknowledge that prior to the Effective Date, the Purchaser has paid to the Supplier the total sum of [***];
2.10.4

on completion of the Capacity Increase Project, the Purchaser shall pay to the Supplier, subject to receipt from the Supplier of a valid invoice, the total sum of [***]. For the purposes of this Section 2.10.4 only, the Capacity Increase Project shall be deemed to be completed [***] of the purchased [***];

2.10.5

the Parties confirm that the Purchaser owns the title to all Purchaser Equipment and shall be regarded as the owner of the Purchaser Equipment notwithstanding that the Purchaser Equipment shall be retained at the Supplier’s Premises. [***]. If this Agreement continues after the end of the Initial Term, when agreeing any amendment to the Purchase Price, the Parties will take into account the fact that the [***];

3366395 v12

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.10.6

the Supplier shall not do or permit or cause anything to be done whereby the Purchaser’s rights in and title to the Purchaser Equipment are or may become prejudiced including, without limitation, by ensuring that the Purchaser Equipment  is clearly marked as the property of the Purchaser. No item of Purchaser Equipment may be moved from the Supplier’s Premises without the prior written consent of the Purchaser;

2.10.7	the Supplier shall ensure that the Purchaser Equipment and the [***] meet and are operated and maintained in accordance with Applicable Laws and GMP;
2.10.8

the Supplier shall maintain the Purchaser Equipment and [***] (excluding any software and licences) in accordance with a maintenance agreement which will be negotiated by the Parties in good faith as soon as practicable following the Effective Date. The maintenance agreement shall provide for the general principle that each Party shall be responsible for the maintenance costs of the equipment or machinery to which it has legal title at the time of such maintenance;

2.10.9

the Supplier shall keep the Purchaser Equipment and the [***] safe and in good working order and shall take all reasonable steps to ensure that the Purchaser Equipment and the [***] does not become contaminated or corroded;

2.10.10	the Supplier shall keep the Purchaser Equipment and the [***] free and clear of any lien, charge or encumbrance;
2.10.11

the Purchaser shall not be liable for any loss or damage to the Purchaser Equipment or the [***] due to the negligence or willful misconduct of the Supplier, its Affiliates, employees, contractors or Representatives. In the event of any loss or damage of any of the Purchaser Equipment or the [***] due to the negligence or willful misconduct (including negligence or intentional misconduct in relation to the operation, inspection or maintenance of the Purchaser Equipment or the [***]) of the Supplier, its Affiliates, employees, contractors or Representatives, the Supplier shall repair or replace such items of the Purchaser Equipment or the [***] at the Supplier’s sole cost and expense promptly taking into account the quantities of stock held by the Supplier at the time of such loss or damage;

2.10.12

the Supplier further undertakes to construct the New Facility in which a part of the Finished Products are planned to be manufactured. The Supplier shall use its best endeavours to complete the construction of the New Facility by [***]. [***];

2.10.13

the Supplier may use the [***], the New Equipment and the New Facility for the manufacture, filling and supply of products to Third Parties provided that the Supplier gives priority at all times to the manufacture, filling and supply of the Finished Products and that such use does not prejudice or compromise the manufacture, filling or supply of the Finished Products for the Purchaser.

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2.11

Improvements, Amendments or Changes to Finished Products.  If at any time the Purchaser wishes to make any Improvements, amendments or any other changes to the Finished Product, or changes need to be made for regulatory reasons (including but not limited to any changes required by the Regulatory Authorities), such changes to the Finished Product or the manufacturing process shall be made in compliance with this Section 2.11 and the change control process set forth in the QA. The following provisions shall apply in particular:

2.11.1

the Purchaser shall notify the Supplier in writing setting out in reasonable detail information concerning the proposed Improvement, amendment or change and will adapt the Specifications accordingly. Purchaser will also notify Supplier of the timescale within which the Purchaser wishes to receive supplies of the amended Finished Product;

2.11.2

within two (2) weeks of receipt of a notice from the Purchaser in accordance with Section 2.11.1, the Supplier shall notify the Purchaser whether or not the Supplier is capable of supplying the amended Finished Product or if Supplier needs additional information and/or time to determine such capability;

2.11.3

if the Supplier notifies the Purchaser in accordance with Section 2.11.2 that it is capable of supplying the Finished Product as amended, the Parties shall discuss and agree in good faith the Improvements, amendments or changes to be made to the Finished Product and the terms (including the price) on which the Finished Product will be supplied by the Supplier to the Purchaser and the Supplier shall endeavor to make an offer to the Purchaser setting out the terms on which it would be prepared to supply the Finished Product (amended as agreed in accordance with this Section 2.11) within four (4) weeks of the date of the notification provided by the Supplier pursuant to Section 2.11.2. Supplier shall evaluate any change with respect to its technical, financial and capacity-related feasibility, and shall in case of a cost relevant change (whether or not a change is cost relevant shall be determined by Supplier in its reasonable discretion), inform Purchaser about the additional costs or a new price. In case of an agreement of the Parties on the change and on the additional costs and/or a new Purchase Price, the change shall be noted in an amendment to Schedule 2. If an agreement on the additional costs and/or a new Purchase Price for a change requested by Purchaser cannot be reached, the change shall not be financially feasible for Supplier and Supplier shall not be obligated to implement requested change. If an agreement on the additional costs and/or a new Purchase Price cannot be reached, but the change is necessary in order to ensure conformity with GMP and Applicable laws and regulations, the additional costs and/or the new Purchase Price shall be reasonably determined by the Supplier and the change shall be noted in an amendment to Schedule 2. For the avoidance of doubt, any change to the Purchase Price shall apply only to any Finished Products that have been amended in accordance with this Section 2.11;

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2.11.4

if the Supplier notifies the Purchaser that it is not able to supply the amended Finished Product to the Purchaser and the Supplier ceases to provide Finished Product to the Purchaser, the provisions of Section 2.9 shall cease to apply with effect from the date on which the Purchaser ceases to supply Purchase Orders for Finished Product in accordance with this Agreement. For the sake of clarity, the Supplier will continue to manufacture and supply the Purchaser’s requirements of the Finished Product until this Agreement expires or is otherwise terminated.

2.12

Subcontractors.  Subject to the prior written consent of the Purchaser (such consent not to be unreasonably withheld, delayed or conditioned), the Supplier may subcontract all or part of the activities to be performed by it under this Agreement to any Subcontractor provided that the subcontracting of any activities shall not relieve the Supplier of, and the Supplier shall remain solely liable for, its obligations under this Agreement.

2.13

Technical and Quality Agreement. The Supplier shall manufacture the Finished Product according to the Manufacturing Records and to the quality standard specified in, and in accordance with, the QA. Unless otherwise explicitly agreed to by the Parties in a written document which acknowledges an exception or amendment to this Agreement:

2.14	Audits. The Supplier shall permit the Purchaser, its Representatives and any Regulatory Authority by appointment to:
2.14.1	inspect the Supplier’s work under this Agreement and its facilities for performance of the services under this Agreement (including the New Facility);
2.14.2	inspect all relevant records of the Supplier relating to the production of the Finished Products; and
2.14.3	access relevant representatives of the Supplier.

However, notwithstanding anything to the contrary in this Agreement, the Purchaser shall in no possible event be entitled to demand any disclosure of, or any part of, the Supplier’s financial books, financial records or other financial information.

Such inspections by the Purchaser or its Representatives will take place during normal business hours and not within a company holiday (two times a year, each for two weeks) of Supplier and may take place on a periodic or annual basis as required by the Purchaser or any Regulatory Authority in accordance with the QA. The Purchaser shall notify the Supplier of the performance of such an audit giving at least seven (7) calendar days prior notice.

2.15	Packaging and Labelling. The Finished Products shall be provided by the Supplier in accordance with the Manufacturing Records.

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3.	FORECASTS, ORDERS, DELIVERY AND ACCEPTANCE
3.1

Production Forecasts.  The Purchaser will provide the Supplier with, before [***], a binding, Production Forecast of the Purchaser’s and its Affiliates’ requirements for Finished Product for the next [***] and a non-binding indicative Production Forecast for the following [***].

3.2

Issue of agreed Purchase Orders.  The Supplier shall commence the manufacture of the Finished Products based on the [***] Production Forecasts provided by the Purchaser to the Supplier in accordance with Section 3.1. The Purchaser shall issue to the Supplier a formal purchase order (a “Purchase Order”) showing the total quantity of Finished Product required in each calendar month and the required date of delivery of such Finished Product at least seven (7) calendar days prior to the requested filling date. The Supplier shall be bound to supply such quantities of Finished Product as set out in the Purchase Order provided that such quantities are not greater than the quantities of Finished Product stipulated in the most recent [***] binding Production Forecast provided by the Purchaser to the Supplier in accordance with Section 3.1. Even if this Agreement is not explicitly referred to in a Purchase Order, its terms and conditions shall apply to any and all Purchase Orders concluded in connection with the subject matter of this Agreement. If the Purchaser wishes to amend a firm order set out in a Production Forecast for which a Purchase Order has been placed, it may do so only with the written agreement of the Supplier. The Supplier shall within ten (10) calendar days of receipt of a Purchase Order from the Purchaser give written notice to the Purchaser of the date by when the Supplier will be able to fulfil such Purchase Order (such written notice to be an “Order Confirmation”). The Supplier shall use its commercially reasonable efforts to deliver the quantities of Finished Product described in a Purchase Order to the Purchaser not more than seven (7) calendar days from the date of such Order Confirmation and the Supplier shall use commercially reasonable efforts to supply any order for Finished Product in excess of the relevant Production Forecast. The Supplier shall deliver a Filling Batch Certificate, Flow-Wrapping Batch Certificate and an invoice in respect of such Finished Products on or promptly following the date of delivery of the Finished Products. For the avoidance of doubt, if the Supplier is unable to supply Finished Product to the Purchaser within the timescales set out in this Section 3.2 as a result of any action taken by Purchaser (including but not limited to a failure by the Purchaser to provide the Supplier with sufficient quantities of Purchaser Materials within the timescales required for the Supplier to manufacture and deliver Finished Product in accordance with the timescales set out in the relevant Purchase Order), the Supplier shall not be in breach of this Agreement for failure to supply of those Finished Products in accordance with the timeframes set out in the relevant Purchase Order.

3.3	Capacity Increase Project.
3.3.1

The Supplier shall use its commercially reasonable efforts to ensure that at all times during the Term it and its Subcontractors have sufficient capacity to produce a minimum of Finished Products per annum as required to satisfy the Production Forecasts provided by the Purchaser to the Supplier.

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3.3.2

The Supplier shall undertake a project to increase its production capacity from [***] Finished Products per annum, to a capacity for the production of up to [***] Finished Products per annum, which shall include the construction of the New Facility and the purchase of the [***] (the “Capacity Increase Project”). It is anticipated that completion of the Capacity Increase Project will occur on or before [***]. Upon receipt of the Purchaser’s reasonable request in writing, the Supplier shall provide the Purchaser with regular updates on the progress of the Capacity Increase Project and in particular the date of expected completion.

3.3.3

If completion of the Capacity Increase Project is materially delayed, thus delayed by three (3) months or more, the Supplier shall notify the Purchaser in writing of such delay and provide an expected completion date for completion of the Capacity Increase Project. The Supplier shall use its reasonable efforts (including arranging for extra shifts and overtime to be worked by relevant employees and for such other reasonable and feasible steps as may be agreed by the Parties to be taken at the Supplier’s cost) to provide the Purchaser with additional services and Finished Product to ensure that the Supplier is able to supply quantities of Finished Product to the Purchaser in accordance with the Production Forecasts provided by the Purchaser in accordance with Section 3.1.  In the event that the Purchaser submits Purchase Orders for more than [***] Finished Products per annum before completion of the Capacity Increase Project, Supplier shall use reasonable efforts (including arranging for extra shifts and overtime to be worked by relevant employees and for such other reasonable and feasible steps as may be agreed by the Parties) to provide the Purchaser with additional services and Finished Product but at Purchaser’s cost provided that any additional costs are agreed in advance in writing by the Purchaser.

3.3.4

If completion of the Capacity Increase Project has not occurred by [***], the Parties acknowledge and agree that the Purchase Price should be reduced. In this event, the Parties shall enter into good faith negotiations to agree an appropriate reduction to the Purchase Price and ways in which the Supplier can increase the quantities of Finished Products that it supplies until the Capacity Increase Project is completed.

3.3.5

[***].  On completion of the Capacity Increase Project the Supplier shall notify the Purchaser if the total costs of implementing the Capacity Increase Project are greater or less than the amount budgeted as at the Effective Date (being between Swiss Francs [***] and Swiss Francs [***]).  If:

(a)	the actual cost is less than Swiss Francs [***], the Parties shall discuss in good faith [***]; or
(b)	the actual cost is greater than Swiss Francs [***], the Parties shall discuss in good faith [***]; or

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(c)	the actual costs is more than Swiss Francs [***] but less than Swiss Francs [***], [***].
3.3.6

Following completion of the Capacity Increase Project, the Supplier shall use its commercially reasonable efforts to ensure that at all times during the Term it and its Subcontractors have sufficient capacity to produce Finished Product as required to satisfy the Production Forecasts provided by the Purchaser in accordance with Section 3.1. At no time during the Term will the Supplier be obliged to supply more than [***] Finished Products per annum, unless otherwise agreed between the Parties.

3.4

Minimum Finished Product Volume. The Purchaser has agreed to purchase from the Supplier a minimum of [***] Finished Products during the [***] from [***] to [***] (the “Minimum Finished Product Volume”), which will include a minimum of [***] per Calendar Year commencing on [***] (the “Annual Minimum Finished Product Volume”) until the Minimum Finished Product Volume has been purchased. For the avoidance of doubt, once the Purchaser has purchased the Minimum Finished Product Volume, it shall be under no further obligation to purchase any minimum quantity of Finished Products. In the event that, at the end of each Calendar Year prior to the purchase of the total Minimum Finished Product Volume, the Purchaser has purchased less than the Annual Minimum Finished Product Volume, the Purchaser shall pay to the Supplier a one-time payment calculated as follows:

X LESS Y      x    [***]

X

Where:	X means:	the total aggregate number of Annual Minimum Finished Product Volume for that Calendar Year and each previous Calendar Year
	Y means:	the total number of Finished Products actually purchased by the Purchaser in that Calendar Year and each previous Calendar Year
	[***] means:	the lower of (a) [***]; or (b) [***]

By way of example:

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[***]

3.5

Any payment to be made in accordance with Section 3.4 shall be calculated by the Supplier and invoiced to and payable by the Purchaser in accordance with Section 5.3. In the event that the Production Forecasts provided by the Purchaser under Section 3.1 indicate that the Annual Minimum Finished Product Volume will not be purchased by the Purchaser in any Calendar Year, the Supplier may calculate and invoice any payment pursuant to Section 3.4 in advance of the end of such Calendar Year provided that the Purchaser has received an equivalent payment from the customer to which it supplies the Finished Product.

4.	DEFECTIVE PRODUCTS
4.1	Defective Finished Products.
4.1.1

Following collection of a shipment of Finished Products from the Supplier, the Purchaser or any Third Party appointed by the Purchaser shall carry out an inspection (as defined below) of such Finished Products to ensure that the Finished Products do not have any obvious Defects and are accompanied by an associated Filling Batch Certificate and a Flow-Wrapping Batch Certificate. If such Finished Products show any obvious Defects, the Purchaser shall promptly notify rejection of the Finished Products to the Supplier in writing, describing the nature of the Defect and indicating the invoice number, the order number and the batch number for each respective batch in sufficient detail along with any possible documentary evidence to allow the Supplier to clearly identify the Defect. Observable Defects (regardless whether discovered or not) must be notified to Supplier by Purchaser promptly upon receipt of the delivery, and hidden or latent Defects promptly upon their discovery by the Purchaser.

4.1.2

If the Purchaser does not notify Supplier promptly of rejection of such Finished Products, latest within six (6) business days upon receipt of delivery for any obvious Defects or, in case of latent or hidden Defects, within six (6) business days upon discovery by the Purchaser, such Finished Products shall be deemed to be free of any Defects. If the Purchaser fails to provide notice of rejection of Finished Products within the time periods set out in this Section 4.1.2, the Purchaser’s right to require any reworking, replacement or refund of the Defective Finished Products and any other claim which might arise from such Defects shall be deemed to be waived.

4.1.3	For the purposes of section 4 of this Agreement, “inspection” shall mean that the Purchaser or its nominee has undertaken at least the following:
(a)

comparing the applicable Purchase Order against the documentation accompanying the Finished Products collected to verify that the delivery date, identity, quantity and exterior shipment labelling comply with the order;

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(b)

verifying that the Filling Batch Certificate and Flow-Wrapping Batch Certificate for the relevant Finished Products collected state that the Finished Product conforms in all material respects to the applicable Specifications; and

(c)

visually inspecting the exterior of the Finished Products collected to verify that the Finished Products collected appear to be in good condition; for the avoidance of doubt to comply with this paragraph 4.1.3(c), the Purchaser or its nominee at the time of delivery shall only be obliged to inspect the shrink wrapped pallets containing the Finished Products and shall not be obliged to open the pallets or boxes to inspect their contents. Any Defects that would not be visible following such an inspection will be considered to be hidden or latent Defects at that time. As soon as any hidden or latent Defects are discovered by the Purchaser as a result of the further processing of the Finished Products, Supplier must be promptly notified as set out in Section 4.1.2.

4.1.4

If the Purchaser notifies the Supplier of a Defect, the Supplier shall be given the opportunity to inspect the potentially Defective Finished Products and to identify the source of the Defect. If the Supplier agrees that the Finished Products are Defective, the Supplier shall in its sole discretion either (i) to the extent permissible according to Applicable Laws and GMP, and provided that Supplier shall be responsible for the costs of returning the Defective Finished Product to the Supplier, rework, or (ii) replace the Defective batch of Finished Product; in both cases within a grace period of ninety (90) Calendar Days. In the event that the Supplier will replace the Defective Finished Products, the Purchaser shall supply the Supplier with sufficient Purchaser Materials to produce, and the Supplier shall deliver to the Purchaser a quantity of the Finished Product equal to the quantity of the Finished Product that is the subject of the rejection notice and, where the main cause of the Defect of the Finished Product is attributable to a breach of the Supplier’s obligations under this Agreement, shall reimburse the Purchaser for the cost of such Purchaser Materials and delivery. The Supplier shall replace such Defective Finished Products with new Finished Products within ninety (90) calendar days of the date of receipt of the Purchaser Materials. The Defective Finished Products (except where reworked in accordance with this Section 4.1.4) shall be destroyed by whichever Party is in possession of such Defective Finished Products at the sole cost of the Supplier, if the main cause of the Defect of the Finished Product is attributable to a breach of the Supplier’s obligations under this Agreement. Provided that the Supplier has reworked or replaced the Defective Finished Products in accordance with this Section 4.1.4, the right of Purchaser to demand a reduction of the Purchase Price of the Defective Finished Products shall be excluded.

4.1.5	In the event that the Supplier disagrees with any rejection notice received from the Purchaser pursuant to Section 4.1.1, the Supplier shall analyse a

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retained sample of any batch of the Finished Product rejected by the Purchaser for non-conformity with the Specifications within thirty (30) calendar days of receipt of such notice, and present its findings with respect to such quantity of the Finished Product to the Purchaser. If the Parties cannot agree on whether the batch of Finished Product in question conforms to the Specifications, an independent qualified laboratory reasonably acceptable to both Parties, and at a cost to be borne by the Party found to be in error, shall analyse both the Purchaser’s (or any Third Party to which Purchaser has supplied the Finished Product) and the Supplier’s samples of the Finished Product from the batch in question, and the definitive results of such laboratory shall be final and binding on the Parties. If the batch of the Finished Product in question is determined to be conforming and provided that the Certificate of Analysis did not indicate it to be non-conforming, the Purchaser will reimburse the Supplier for the cost of the Purchaser Materials and shall pay to the Supplier the Purchase Price for the quantity of Finished Products delivered by the Supplier and the Purchaser shall bear the costs of the commissioned laboratory.

4.1.6

If any delay, Defect, or shortage in quantity is due mainly to an action or omission of the Purchaser, including late delivery of, or delivery of Defective Purchaser Materials, the right of the Purchaser to claim rework or replacement or reimbursement of the Purchase Price does not apply, and the Supplier shall not be liable for any damages resulting from such delay, Defect or shortage in quantity. If a delay, Defect or shortage in quantity is not caused mainly by one Party but is caused partly by the Supplier and partly by the Purchaser and/or a Third Party, any damages resulting from such delay, Defect or shortage in quantity shall be divided between the parties contributing to such damages in proportion to the contribution made by each party to such delay, Defect or shortage in quantity. Such contribution shall be determined by the Parties in good faith or, failing agreement the provisions of Section 28 shall apply.

4.1.7

The limitation period for the Purchaser to reject any Defective Finished Products in accordance with this Section 4 is restricted to twenty-four (24) months from the date of Delivery of such Defective Finished Products. Indications regarding the expiry date of the Finished Product and/or the Applicators are based on investigations of the Purchaser and do not have any impact on the limitation period set out in this Section 4.1.7, especially do not extend it.

5.	Price, Payment terms AND SHIPPING
5.1	Purchase Price. From 1 January 2018, the Purchaser shall pay the Supplier the Purchase Price for the Finished Products provided that:
5.1.1

in the event that, during any Calendar Year, the Production Forecasts provided by the Purchaser and/or the low volumes of Finished Products ordered by the Purchaser indicate that the the actual volume of Finished

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Products to be purchased by the Purchaser will be less than [***], the Supplier shall raise invoices for the Adjusted Purchase Price set out in column B of Schedule 2 that corresponds to the expected volume of Finished Products to be purchased by the Purchaser based on the Production Forecasts, as set out in column A of Schedule 2.

5.1.2

if in any Calendar Year the actual volume of Finished Products supplied by the Supplier, as set out in column A of Schedule 2 is less than [***], and the Supplier has not raised invoices for the corresponding Adjusted Purchase Price during that Calendar Year, the Purchaser shall pay the increased Adjusted Purchase Price set out in column B of Schedule 2 that corresponds to the actual volume of Finished Products for each Finished Product supplied by the Supplier in that Calendar Year.

5.1.3

any additional amounts payable pursuant to Section 5.1.1 shall be calculated and invoiced by the Supplier following the end of each Calendar Year and shall be payable by the Purchaser in accordance with Section 5.3.

5.1.4

in the event that, during any Calendar Year, the Production Forecasts provided by the Purchaser and/or the high volumes of Finished Products ordered by the Purchaser indicate that the the actual volume of Finished Products to be purchased by the Purchaser will be greater than or equal to [***], the Supplier shall raise invoices for the Adjusted Purchase Price set out in column B of Schedule 2 that corresponds to the expected volume of Finished Products to be purchased by Purchaser based on the Production Forecasts, as set out in column A of Schedule 2.

5.1.5

if in any Calendar Year the actual volume of Finished Products supplied by the Supplier, as set out in column A of Schedule 2 is greater than or equal to [***], and the Supplier has not raised invoices for the corresponding Adjusted Purchase Price during that Calendar Year, the Purchaser shall pay the decreased Adjusted Purchase Price set out in column B of Schedule 2 that corresponds to the actual volume of Finished Products for each Finished Product supplied by the Supplier in that Calendar Year.

5.1.6

the difference between the amount actually paid by the Purchaser for the actual volume of Finished Products supplied by the Supplier in that Calendar Year and the total reduced Purchase Price applicable to the Finished Products supplied in that Calendar Year shall be calculated by the Supplier and notified to the Purchaser following the end of each Calendar Year. Any such amount shall be payable to the Purchaser by way of issue by the Supplier to the Purchaser of a credit note for such amount.

5.2

Invoices.  The Supplier shall send the Purchaser an invoice for all Finished Product delivered to the Purchaser as soon as possible following the issue of the Filling Batch Certificate to the Purchaser.

5.3	Payment of Invoices. Any invoice issued by the Supplier in accordance with this Agreement shall be payable in Swiss Francs within thirty (30) days after the date of

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receipt by the Purchaser of such an invoice. In the event that the Purchaser fails to pay any such invoice by the due date, the Supplier may charge interest on the amount overdue at the rate of [***] above the Bank of England base rate on the date that payment is due, calculated on a daily basis until payment is made.

5.4

Changes in Exchange Rate.  If the CHF : US Dollar exchange rate increases or decreases by more than [***] above or below the rate of CHF 1 = US$[***] at any time during the Term, the Parties shall negotiate in good faith an increase or decrease in the Purchase Price to take account of such increase or decrease in the exchange rate.

5.5

Storage and Insurance. The storage of the Finished Products and the Purchaser Materials shall be carried out in accordance with the terms and provisions set forth in the QA. The Purchaser shall be responsible for insuring the Finished Products and Purchaser Materials delivered by Purchaser, against loss, damage or other deterioration, including by fire, water, burglary and/or theft, at Supplier’s site, and in such amounts as appropriate given the value of the goods. Neither the Finished Products nor any of the Purchaser Materials delivered by the Purchaser need to be insured by Supplier against the aforementioned risks during storage, manufacture or transport except that the Supplier shall insure the Finished Products and Purchaser Materials against any loss, damage or other deterioration caused by the Supplier’s negligence or wilful acts in accordance with the provisions of Section 10.7.

5.6	Ownership. All right, title and interest in and to the Purchaser Materials, the filled Applicators and the Finished Products shall remain with the Purchaser at all times.
5.7

Withholding Taxes.  If the Purchaser is legally required to withhold any taxes from payments due hereunder, the Parties shall discuss is good faith the arrangements which should apply to the withholding of such taxes.

5.8

VAT.  All payments to the Supplier under the terms of the Agreement are expressed to be exclusive of value added tax and any other goods and services tax howsoever arising and the Purchaser shall pay to the Supplier in addition to those payments all value added tax and any other goods and services tax for which the Supplier is liable to account to a Regulatory Authority in relation to any supply made or deemed to be made for value added tax purposes to this Agreement on receipt of a tax invoice or invoices from the Supplier.

5.9

Bank Account.  The Purchaser shall make all payments to the Supplier under this Agreement by wire transfer to the account of the Supplier notified by the Supplier to the Purchaser in writing from time to time.

5.10

Shipping and Delivery.  The Supplier shall deliver the Finished Products to the Purchaser EX WORKS to the Supplier’s Premises (Incoterms® 2010). The Purchaser shall be responsible for all [***] incurred in the delivery of the Purchaser Materials to the Supplier and in the delivery of the Finished Products to Purchaser.

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6.	RELEASE TO THE MARKET, SALE, PQR, PHARMACOVIGILANCE
6.1

Notwithstanding anything to the contrary in this Agreement or the Quality Agreement, the Purchaser, its subcontractor or any Third Party to which the Purchaser sells the Finished Product, shall be responsible for the release of the Finished Product to the market or for sale for clinical trials (as applicable). The Purchaser shall ensure compliance with the Quality Agreement, GMP and all Applicable Laws.

6.2

The Finished Product will not be sold under the Supplier’s name (Maropack) or the name of any of the Supplier’s Affiliates. The Purchaser, or the Third Party to which the Purchaser sells the Finished Product, shall sell the Finished Product in its own name and in its own responsibility. The Parties agree that Supplier is not acting as a Pharmaceutical Company under this Agreement and in no case will be responsible for releasing the Finished Product to the market.

6.3

The Purchaser, or the Third Party to which the Purchaser sells the Finished Product, shall be responsible for preparing an annual PQR. The Supplier shall provide available data to the Purchaser as required to complete the PQR as set out in the QA.

6.4

The Purchaser or the Third Party to which the Purchaser sells the Finished Product shall be responsible for pharmacovigilance in accordance with Applicable Laws provided that the Supplier shall report any safety issues relating to the Finished Product of which it becomes aware in accordance with GMP.

7.	INTELLECTUAL PROPERTY
7.1

Subject to the provisions in this Section 7, all rights and title to the Confidential Information shall remain with the Disclosing Party provided that that any newly created Confidential Information which pertains to Improvements shall be deemed to be Confidential Information of the Party who owns such Improvements in accordance to the provisions below.

7.2

The Parties acknowledge and agree that except as otherwise set out in this Section 7, neither the purpose nor the terms of this Agreement shall grant or transfer or be construed as granting or transferring any rights of the Supplier to the Purchaser or any rights of the Purchaser to the Supplier, by license or otherwise, neither directly nor indirectly, to Intellectual Property Rights or Know-How, which (i) were in existence prior to the Effective Date of this Agreement; or (ii) were created, derived or otherwise acquired after the Effective Date without use of the Confidential Information of the other Party ((i) to (ii) “Background IP”). Any granting or transfer of the either Party’s Background IP to the other Party may occur only, if at all, pursuant to a separate written agreement signed by both Parties.

7.3

All Purchaser Improvements and Purchaser’s Confidential Information and Know-How shall be exclusively owned by the Purchaser, its subcontractors or the Third Party to which the Purchaser sells the Finished Products. The Supplier hereby assigns to the Purchaser, without prejudice to Section 7.2 above, any rights Supplier may have or acquire in such Purchaser Improvements and agrees to perform, during and after the Term of this Agreement, all acts deemed necessary or helpful by the Purchaser to

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permit and assist the Purchaser (at its own expense) to obtain, by registration or otherwise, and enforce all Intellectual Property Rights in the Purchaser Improvements, including (without limitation) the execution of any confirmatory assignments and assistance in any legal proceedings. To the extent any Purchaser Improvements are wholly or partially created or derived by the Supplier's Affiliates, its or their respective Representatives, the Supplier shall procure that (i) any such Purchaser Improvements are exclusively owned by the Purchaser; (ii) such Affiliate or Representative assigns to the Purchaser all rights, title and interest such Affiliate or Representative may have or acquire in such Purchaser Improvements to the Purchaser; (iii) such Affiliate or Representative performs all acts deemed necessary or helpful by the Purchaser to permit and assist the Purchaser (at its own expense) to obtain, by registration or otherwise, and enforce all Intellectual Property Rights in the Purchaser Improvements, including (without limitation) the execution of any confirmatory assignments and assistance in any legal proceedings; and (iv) such Affiliate or Representative takes all other actions required to be taken under Applicable Law so that all rights in such Purchaser Improvements are exclusively owned by the Purchaser.

7.4

All Supplier Improvements and Supplier’s Confidential Information and Know-How shall be exclusively owned by the Supplier. The Purchaser hereby assigns to the Supplier, without prejudice to Section 7.2 above, any rights Purchaser may have or acquire in such Supplier Improvements and agrees to perform, during and after the Term of this Agreement, all acts deemed necessary or helpful by the Supplier to permit and assist the Supplier (at its own expense) to obtain, by registration or otherwise, and enforce all Intellectual Property Rights in the Supplier Improvements, including (without limitation) the execution of any confirmatory assignments and assistance in any legal proceedings. To the extent any Supplier Improvements are wholly or partially created or derived by the Purchaser's Affiliates, its or their respective Representatives, the Purchaser shall procure that (i) any such Supplier Improvements are exclusively owned by the Supplier; (ii) such Affiliate or Representative assigns to the Supplier all rights, title and interest the such Affiliate or Representative may have or acquire in such Supplier Improvements to the Supplier; (iii) such Affiliate or Representative performs all acts deemed necessary or helpful by the Supplier to permit and assist the Supplier (at its own expense) to obtain, by registration or otherwise, and enforce all Intellectual Property Rights in the Supplier Improvements, including (without limitation) the execution of any confirmatory assignments and assistance in any legal proceedings; and (iv) such Affiliate or Representative takes all other actions required to be taken under Applicable Law so that all rights in such Supplier Improvements are exclusively owned by the Supplier.

7.5

Subject to Section 7.2, the Supplier grants to the Purchaser a fully paid up right to use the Supplier Improvements (excluding Supplier’s Background IP) for, and strictly limited to, the manufacture of the Purchaser’s products. This right shall be non-exclusive, non-transferable and non-sublicensable and shall continue following termination of this Agreement and shall be, without any warranty or guarantee of any absence of Third Party rights and subject to the scope of actual protection at a particular time of the Supplier’s Improvements. The protection of the Supplier’s Improvements shall in any case remain within Supplier’s sole discretion.

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7.6

The Purchaser acknowledges that the Technology and Supplier Equipment used by the Supplier for the supply of the Finished Products is proprietary to the Supplier and, except as expressly provided in this Agreement, the Supplier shall not be obliged during the Term or thereafter to licence, transfer to the Purchaser or a Third Party, or allow the Purchaser or a Third Party to use, any Technology and/or any Intellectual Property Rights of the Supplier.

8.	Confidentiality
8.1

Each of the Parties shall keep strictly secret and shall not use or disclose, other than as provided in this Agreement, any and all Confidential Information disclosed by or on behalf of one Party and/or its Affiliates to the other Party, or obtained through observation or examination of such Confidential Information. The Disclosing Party may however continue to use its Confidential Information without any obligation towards the other Party.

8.2

Except to the extent expressly authorised by this Agreement or otherwise agreed in writing, each Recipient Party in possession of Confidential Information shall maintain such Confidential Information as strictly confidential and not to disclose all or any part thereof to Third Parties, except in each case strictly limited to the extent necessary for the performance of the respective obligations under this Agreement, to its respective Affiliates, directors, employees, agents, advisors or subcontractors, provided that the Recipient Party ensures that the respective Affiliates, directors, employees, agents, advisors or subcontractors have agreed to abide by the terms of this Agreement or an at least equally restrictive confidentiality obligation prior to receiving any Confidential Information. The Recipient Party shall be liable for any infringement of this / such confidentiality obligation by its Affiliates, directors, employees, agents, advisors or subcontractors.

8.3

In case of Confidential Information directly disclosed to an Affiliate of the Recipient Party, and to the extent such disclosure is made for the purpose of the fulfillment of the contract and in good faith, Recipient Party shall ensure that its Affiliate has agreed to abide by the terms of this Agreement or an at least equally restrictive confidentiality obligation prior to receiving any Confidential Information or, if the disclosure has already occurred without the knowledge of the other Party, immediately upon knowledge thereof and with retroactive effect for the past. The Recipient Party shall be liable towards the Disclosing Party for the compliance of its Affiliates with such confidentiality obligation.

8.4

Notwithstanding the above obligations of confidentiality and non-use a Recipient Party may disclose Confidential Information which it is obliged to disclose pursuant to any order of a competent court or administrative or governmental agency, provided that (i) the Recipient Party shall promptly inform the Disclosing Party of any such order; (ii) the Recipient Party shall only disclose such portion of the Confidential Information that it is legally compelled to disclose; and (iii) the Recipient Party shall appropriately cooperate with the Disclosing Party to prevent or limit the scope of the disclosure, or to obtain an appropriate protective order or other reliable assurance of confidential treatment to the Confidential Information.

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8.5

Title to and all rights in the Confidential Information, and to all objects incorporating Confidential Information, shall remain with the Disclosing Party; provided that any newly created Confidential Information which pertains to Improvements shall be deemed Confidential Information of the Party who owns such Improvements in accordance with Section 7.

8.6

The undertakings and obligations set out in this Section 8 will continue throughout the Term and will survive expiration or termination of this Agreement and will remain in force for a period of five (5) years following expiration or termination of this Agreement. Each Party agrees to keep the existence and nature of this Agreement confidential and not to use the same or the name of the other Party (or group names) in any publicity, advertisement or other disclosure provided that the Purchaser shall be permitted to disclosure the existence and nature of this Agreement to its subcontractors and to any Third Party to which it sells the Finished Products.

9.	Representations, Warranties and Covenants
9.1	Supplier hereby represents, warrants and covenants the following:
9.1.1

Supplier is a corporation duly organized, existing and in good standing under the laws of Switzerland, with full right, power and authority to enter into and perform this Agreement and to grant all of the rights, powers and authorities herein granted.

9.1.2	The execution, delivery and performance of this Agreement do not conflict with, violate or breach any agreement to which Supplier is a Party, or Supplier’s articles of incorporation or bylaws.
9.1.3	This Agreement has been duly executed and delivered by Supplier and is a legal, valid and binding obligation enforceable against Supplier in accordance with its terms.
9.1.4	Supplier shall comply with all Swiss Regulations, EC Directives and GMP in performing this Agreement.
9.2	Purchaser hereby represents, warrants and covenants the following:
9.2.1

Purchaser is a corporation duly organized, existing and in good standing under the laws of Bermuda, with full right, power and authority to enter into and perform this Agreement and to grant all of the rights, powers and authorities herein granted.

9.2.2	The execution, delivery and performance of this Agreement do not conflict with, violate or breach any agreement to which Purchaser is a Party, or Purchaser’s articles of organization or bylaws.
9.2.3	This Agreement has been duly executed and delivered by Purchaser and is a legal, valid and binding obligation enforceable against Purchaser in accordance with its terms.

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9.2.4	Purchaser shall comply with all Swiss Regulations, EC Directives and GMP in performing this Agreement.
10.	LIMITATION OF LIABILITY AND INDEMNIFICATION
10.1	General Rule

Unless provided otherwise in this Agreement, the Supplier shall be liable to Purchaser only to the extent damages are attributable to negligence or a wilful breach of this Agreement or any of the Supplier’s other legal obligations (including but not limited to statutory obligations) owed to the Purchaser (if any).

10.2	Liability Cap for Personal Injury and Property Damages

The extent of the Supplier’s liability (if any, and resulting from any legal cause, including any kind of statutory liability such as liability in tort) owed to the Purchaser for injury to life, body or health and/or property damages shall be limited to € [***], per single incident and in the aggregate per Calendar Year.

10.3	Liability Cap for Personal Injury of Third Parties caused by Defective Products

The extent of the Supplier’s liability (if any, resulting from any legal cause, including any kind of statutory liability such as liability in tort) owed to the Purchaser for injury to life, body or health of Third Parties caused by Defective Products shall be limited to € [***], per single incident and in the aggregate per Calendar Year.

10.4	Liability Cap for Other Kinds of Damages

The extent of the Supplier’s liability (if any, and resulting from any legal cause, including any kind of statutory liability such as liability in tort) owed to the Purchaser for any and all other kinds of damage, including delay, financial loss, loss of profit, loss of production, additional costs, Third Party claims other than set forth in Section 10.3, loss of reputation and other similar claims, shall per single incident and in the aggregate per Calendar Year, be limited to [***] percent ([***] %) of the yearly amount paid by the Purchaser to the Supplier under this Agreement, calculated on the basis of the period of twelve (12) months immediately preceding the date on which the damage first occurred. In the event a damage occurs during the first twelve (12) months following the Effective Date, the maximum amount payable shall be calculated on the basis of the firm Purchase Orders placed by the Parties since the Effective Date.

10.5	Non-Limited Claims

The limitation of liability according to Sections 10.2 to 10.4 shall not apply if and to the extent damages are attributable to i) the willful breach of its obligations by Supplier or ii) fraudulent misrepresentation of Supplier.

10.6	Claims unknown to Swiss Law

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For greater clarity: notwithstanding Sections 10.2 to 10.5, and notwithstanding anything to the contrary in this Agreement, neither Party shall be liable to the other Party for any punitive or exemplary damages or any other damages that may be awarded by a court outside Switzerland which are not recognized under the laws of Switzerland.

10.7

Company Liability Insurance.  The Supplier currently has company liability insurance with a minimum coverage (subject to the detailed, current insurance terms and provisions) in the amount of € [***] ([***]) for a single incident and in the aggregate per calendar year for personal injury and property damage. The Supplier undertakes to maintain this insurance, or an insurance policy substantially equivalent to this insurance, for the Term.

10.8

Indemnity. Subject in the case of the Supplier to the limitations of liability set out in Clauses 10.2 to 10.6 inclusive, each Party of this Agreement is liable for, and shall indemnify and hold the other Party harmless from:

(i)in the case of liability of, and indemnification by, the Supplier only, any damage to the other Party, and any claims for damages raised by any Third Parties against the other Party, to the extent that such damage or Third Party claims are due to the Finished Products being Defective; For the exclusion of doubt, Supplier shall only indemnify Purchaser to the extent Supplier, any Subcontractor of Supplier or any supplier of any materials for the manufacture of the Finished Products other than the Purchaser Materials is responsible for such Defect under this Agreement. If Purchaser and/or a Third Party (other than any Subcontractor of Supplier or any supplier of any materials for the manufacture of the Finished Products other than the Purchaser Materials) are at least partially responsible for the Defect, Supplier shall only be liable to the extent that Supplier (or its Subcontractors or suppliers of any materials for the manufacture of the Finished Products other than the Purchaser Materials) is accountable for and the damage is attributable to the Defect of the Finished Product; and

(ii)in the case of both Parties, any damage to the other Party, and any claims for damages raised by any Third Parties against the other Party, caused and attributable to a culpable breach of contract by the indemnifying Party, and in each case of (i) and (ii), not caused and attributable to an action or omission of the other Party.

10.9	Product Liability Insurance. Purchaser shall obtain at its sole expense product liability insurance with adequate coverage and shall maintain this insurance for the Term.
10.10

Limitation Period.  The limitation period for any and all claims of the Purchaser which are not claims arising from Defects of the Product or concurrent statutory claims (e.g. tort), shall be determined in accordance with the laws of Switzerland.

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11.	RECALL
11.1	The Purchaser shall be responsible, to the extent this is required by Applicable Laws, for instituting a recall of Finished Products from the market.
11.2

The Supplier shall be liable for commercially reasonably incurred costs related to a recall of the Finished Products to the extent that the recall was caused by a Defect of the Finished Products attributable to the negligence or willful breach of the Supplier of its obligations under this Agreement and provided that the Purchaser (or its subcontractor or the Third Party to which the Purchaser sells the Finished Product) is required by Applicable Laws to institute the recall. If the cause for the recall is mainly attributable to the Purchaser or a Third Party, Supplier shall not be liable for the costs of such a recall. If the cause for the recall is only partly attributable to the Purchaser or a Third Party, the Parties will discuss and agree in good faith about the allocation of liability on a case by case basis. In any case, notwithstanding anything to the contrary in this Section 11 (including subsections), the Supplier’s liability shall be limited according to the provisions set forth in Section 10 (including subsections).The Purchaser shall promptly notify the Supplier of any (actual or intended) recall, which is or might be related to the manufacture of Finished Products, single components, the testing/quality control or any other work performed by the Supplier under this Agreement.

11.3

If the Supplier with reasonable cause requests the Purchaser to recall a specific batch of Finished Product, and the Purchaser refuses the execution of such recall, any and all rights of the Purchaser or liability of the Supplier (of any legal cause, including any kind of statutory liability) shall be deemed waived by the Purchaser and the Purchaser shall indemnify the Supplier from all Third Party claims arising in connection with the recall.

12.	TERM
12.1	Initial Term. This Agreement shall commence on the Effective Date and continue in full force and effect until 31 December 2024 (the “Initial Term”).
12.2

Subsequent Term.  Following the expiry of the Initial Term, this Agreement shall automatically renew annually on each anniversary of the expiration of the Initial Term for a further period of twelve (12) months (the “Extended Term”), unless either Party receives a notice of termination from the other Party in writing at least six (6) months’ prior to the expiry of the Initial Term or any Extended Term.

13.	TERMINATION
13.1	Termination by Notice. This Agreement may be terminated at any time upon the mutual written agreement of both Parties.
13.2

Termination for Breach.  Except as provided in Section 13.1, neither Party shall be entitled to terminate this Agreement without cause. Either Party may terminate this Agreement upon thirty (30) days’ written notice to the other Party in the event of a failure of such Party to perform or observe a material obligation imposed by this

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Agreement unless such failure is cured or the Parties have reached agreement on a plan to achieve a cure of such failure by the end of such thirty (30) day period.
13.3	Termination for Financial Difficulties. This Agreement may also be terminated by written notice of one Party, if the other Party shall be involved in financial difficulties as evidenced by its:
13.3.1	commencement of a voluntary case under any applicable bankruptcy code or statute, or by its authorizing, by appropriate proceedings, the commencement of such voluntary case; or
13.3.2	failing to receive dismissal of any involuntary case under any applicable bankruptcy code or statute within sixty (60) days after initiation of such action or petition; or
13.3.3

by the entry of an order by a court of competent jurisdiction finding it to be bankrupt or insolvent, or ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property or assets; or

13.3.4

by its making an assignment for the benefit of, or entering into a composition with its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

13.4

Termination by Third Party purchaser.  If at any time any onwards supply agreement between the Purchaser and any Third Party to which Purchaser supplies any Finished Product which contains a Finished Product terminates such onwards supply agreement, Purchaser shall have the right to terminate this Agreement by giving thirty (30) days’ written notice to the Supplier. In the event that, at the time of such termination, the Minimum Finished Product Volume has not been purchased by Purchaser, the Purchaser shall pay to the Supplier a one-time payment calculated as defined in Section 3.4 of this Agreement.

13.5	Legal Situation Upon Termination.
13.5.1

Upon termination or expiration of this Agreement, Supplier shall return EX WORKS Supplier’s site (Incoterms 2010) to Purchaser all materials supplied by Purchaser, to the extent they have not been used in the course of the manufacture of the Finished Product. Except in the case of termination by the Purchaser pursuant to Section 13.2 for the Supplier’s breach, Purchaser shall reimburse Supplier for all acquisition costs (including transport costs, packaging costs, insurance costs and customs) for materials already procured on the basis of a Purchase Order but not yet used by Supplier except to the extent that the Supplier is able to return such materials to the supplier or is able to use such materials for other customers.

13.5.2	Both Parties shall upon termination or expiration of this Agreement promptly return or destroy, at the discretion of the Disclosing Party, any and all

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Confidential Information received and stored in written, electronic or any other form, including all copies thereof, and confirm to the Disclosing Party in writing the complete return or destruction of the Confidential Information. Notwithstanding the foregoing, the Recipient Party may retain one piece (e.g. copy, sample, model, etc.) of each Confidential Information solely for the purpose of, and for the duration of the confidentiality obligation, the documentation of, or the defense against, possible later claims under this Agreement. All other rights and obligations under this Agreement shall remain unaffected by such return or destruction of Confidential Information. Both Parties shall ensure that its Affiliates, directors, employees, agents, advisors or subcontractors agree to abide by the aforementioned terms and shall be liable towards the respective other Party for the compliance of its Affiliates, directors, employees, agents, advisors or subcontractors with such obligations.

13.5.3

All Purchase Orders agreed on prior to the termination or expiration of this Agreement shall be fulfilled by the Parties in accordance with the terms and provisions of this Agreement (including the obligation of the Purchaser to pay the Purchase Price).

13.5.4

On termination of this Agreement for any reason, the Supplier shall allow the Purchaser access to the Supplier’s facilities and provide such assistance to the Purchaser as the Purchaser may reasonably request in order for the Purchaser to arrange for the delivery of any Purchaser Materials and Purchaser Equipment to any location designated by the Purchaser.

13.6

No Waiver.  The failure by a Party to exercise its rights to terminate this Agreement pursuant to this Section 13 in the event of any occurrence giving rise thereto shall not constitute a waiver of such rights in the event of any subsequent occurrence.

13.7

Survival.  Termination of this Agreement shall not release either Party from its obligations accrued prior to the Effective Date of termination nor deprive either Party from any rights that this Agreement provides shall survive termination. The provisions of Sections 1 (Definitions), 4 (Defective Products), 6 (Release to the Market, Sale, PQR, Pharmacovigilance), 7 (Intellectual Property), 8 (Confidentiality), 10 (Limitation of Liability and Indemnification), 11 (Recall), 13.5 (Legal Situation upon Termination), 14 (Publicity), 15 (Notices), 16 (Ownership Change, Assignment, Successors), 17 (Anti-bribery), 20 (Force Majeure), 21.4 (Severability), 22 (Amendments), 23 (English Language), 24 (No Benefit to Third Parties), 25 (Expenses) and 28 (Choice of Law and Jurisdiction) and any other provision that by its spirit and purpose is understood to survive the termination or expiration of this Agreement, shall remain in full force and effect and shall survive the termination of this Agreement to the extent necessary to effect the express purposes of such paragraphs and Sections.

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14.	PUBLICITY

The Supplier acknowledges that the Purchaser will be required to comply with and to make announcements as required by the Securities and Exchange Commission in the United States of America.  Any such announcement shall not constitute a breach of Section 8.

15.	NOTICES

Unless otherwise set forth in this Agreement or mutually agreed between the Parties in writing, any notices under this Agreement shall only be effective, if made in writing (e.g. delivered in person, by courier, sent by mail or registered mail) or in text form (e.g. sent by email or facsimile), and which is sent to the address set forth on page 1 of this Agreement, or at such other latest address as either Party may designate in writing to the other Party.

16.	OWNERSHIP CHANGE: ASSIGNMENT; SUCCESSORS.
16.1

Binding on Successors.  This Agreement shall be binding on and inure to the benefit of the successors and assigns of each of the Parties, including any Affiliate, subsidiary, division or any entity controlled by either Party.

16.2

Assignment.  Neither Party may sublicense or assign this Agreement, in whole or in part, without the prior consent in writing of the other Party, and any purported assignment without such consent (which may be withheld without reason) shall be void; provided, that the either Party may without consent but with notice to the other Party assign all or any portion of this Agreement (i) to any of its Affiliates; or (ii) if such assignment occurs in connection with the sale or transfer (by merger or otherwise) of all or substantially all of the business and/or assets of the transferring Party to which the subject matter of this Agreement pertains, provided that the acquirer of the business confirms to the other Party in writing its agreement to be bound by all of the terms and conditions of this Agreement.

17.	ANTI-BRIBERY
17.1	The Parties agree:
17.1.1

to comply with all Applicable Laws, statutes and regulations relating to anti-bribery and anti-corruption in the European Union, the United States of America and Switzerland including but not limited to the U.S. Foreign Corrupt Practices Act, US government health care compliance (HCC) policies, regulations and laws, US Export Administration Act of 1979 (50 App. U.S.C. §2401 et. seq.) and the UK Bribery Act, in each case as at the Effective Date (collectively, the “Relevant Laws”);

17.1.2

that Purchaser will notify Supplier of the Relevant Laws which Supplier needs to abide by on or around the Effective Date and will  notify Supplier of any material changes to Relevant Laws; Supplier shall not be held

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accountable for a breach of Relevant Laws it was not made aware of by Purchaser;
17.1.3

to have and maintain in place throughout the Term of this Agreement their own policies and procedures to ensure compliance with the Relevant Laws and will appropriately enforce those policies and procedures.

17.1.4

that no employee, contractor, supplier, agent, broker, or entity will offer or pay anything of value to a public or private official intending to influence or induce an official act or decision or to obtain an improper advantage.

17.2

With the exception cases of section 17.1.2, a material breach of this Section 17 shall be deemed a material breach of this Agreement. In the event of a material breach of this Section 17, the Party not in breach shall have the right to terminate this Agreement, without any liability to the Party in breach, with immediate effect.

18.	NO WAIVER

No delay or omission or failure to exercise any right or remedy provided for herein shall be deemed to be a waiver thereof or acquiescence in the event giving rise to such right or remedy.

19.	FURTHER ASSURANCES

Supplier and Purchaser each agree to produce or execute such other documents or agreements as may be necessary or desirable for the execution and implementation of this Agreement and the consummation of the transactions contemplated hereby.

20.	FORCE MAJEURE
20.1

Force Majeure.  No failure or omission by a Party hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor shall it create any liability if the same shall arise from any cause or causes beyond the control of the Party, including, but not limited to, the following, which, for the purposes of this Agreement, shall be regarded as beyond the control of the Party in question: acts of God, acts or omissions of any government, any rules, regulations, or orders issued by any governmental authority or any officer, department, agency, or instrumentality thereof, fire, storm, flood, earthquake, accident, war, rebellion, insurrection, riot, invasion, strikes, lockouts (“Force Majeure”); provided however, that the Party so affected shall (i) promptly advise the other Party of the existence of such causes of nonperformance (including adequate evidence thereof); (ii) use its commercially reasonable efforts to avoid or remove such causes of nonperformance; and (iii) continue performance hereunder with the utmost dispatch whenever such causes are removed. Should a Party be able to fulfil its obligations under this Agreement despite an event of Force Majeure by incurring higher costs, the Party not suffering the Force Majeure event may at its option elect that the Party suffering the Force Majeure event should continue to perform this Agreement and the Party not suffering the Force Majeure event shall be liable to pay any higher costs (in addition to the Purchase Price).

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20.2

Termination for Force Majeure.  If the circumstances of force majeure as outlined in Section 20.1 prevails for a continuous period in excess of twelve (12) months either Party may, without prejudice to any other rights or remedies which may be available to it under this Agreement, terminate this Agreement with immediate effect by giving written notice of termination to the other Party.

21.	ENTIRE AGREEMENT AND SEVERABILITY
21.1

With effect from the Effective Date, this Agreement will supersede all prior agreements (including the Existing Supply Agreement), whether written or oral, with respect to the subject matter of this Agreement except for the Technical and Quality Agreement, which is considered part of this Agreement.

21.2	Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement.
21.3

All Schedules or Exhibits referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. In the event of any inconsistency between any such Schedules or Exhibits and this Agreement, the terms of this Agreement shall govern. In the event of a conflict between the terms and provisions of this Agreement and the terms and provisions of the QA, the terms and provisions of this Agreement shall prevail, except insofar as only technical aspects of the Technical and Quality Agreement are concerned, for which the QA shall prevail. In case of a conflict between the terms and provisions of this Agreement including its Schedules or Exhibits and the terms and provisions of a particular Order, order confirmation, or invoice, the terms and provisions of this Agreement shall prevail.

21.4

If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then, to the fullest extent permitted by Applicable Law and if the rights or obligations of any Party will not be materially and adversely affected: (i) such provision will be given no effect by the Parties and shall not form part of this Agreement, (ii) all other provisions of this Agreement shall remain in full force and effect unless the invalid or unenforceable provision is of such importance that the Parties would not have entered into this Agreement without the invalid or unenforceable provision, and (iii) the Parties shall use their commercially reasonable efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.

22.	AMENDMENTS

No variation, amendments or extension of this Agreement shall be binding on either Party unless such variation, amendment or extension is agreed to in writing by both Parties.

23.	ENGLISH LANGUAGE

This Agreement is written and executed in the English language. Any translation into any other language shall not be an official version of this Agreement and in the event

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of any conflict in interpretation between the English version and such translation, the English version shall prevail.

24.	NO BENEFIT TO THIRD PARTIES

The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other persons. No person who is not a Party to this Agreement (including any Representative of either Party) shall have the right to enforce any term of this Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the Parties, which agreement must refer to this Section 24.

25.	EXPENSES

Except as otherwise expressly provided in this Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

26.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument. An executed signature page of this Agreement delivered by facsimile transmission by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall be as effective as an original executed signature page.

27.	PERFORMANCE BY AFFILIATES

The Parties agree that certain of the rights and obligations of the Parties under this Agreement may be carried out by one or more of their Affiliates; provided, however, that the Parties shall remain responsible for the acts and omissions of their Affiliates. The Parties further understand and agree that no such Affiliate is a Party to this Agreement, and, except as contemplated by this Agreement, is not the agent of a Party for purposes hereof, is not authorized to bind a Party and cannot enter into amendments to this Agreement, which can only be made by agreement in writing by the duly appointed representatives of both of the Parties.

28.	CHOICE OF LAW AND JURISDICTION

This Agreement and performance hereof shall be construed and governed by the laws of Switzerland without giving effect to its conflict of law principles (to the extent legally possible). The Parties agree that the United Nations Convention On Contracts For The International Sale Of Goods (CISG) shall not apply. Any dispute, controversy, claim or difference arising between the Parties out of, relating to, or in connection with this Agreement shall be settled amicably between the Parties. In the

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event that no amicable settlement can be reached within sixty (60) calendar days, all disputes shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators, one appointed by each Party and one appointed by the arbitrators appointed by the Parties. The place, or legal seat, of arbitration shall be London, England. The language of the arbitration shall be English. The Emergency Arbitrator Provisions shall not apply. The decision regarding any award of costs of the arbitration (including the costs of any party participating in that arbitration) shall be with the arbitrators. The decision of the arbitrators acting under the above rules shall be final and conclusive and shall be binding upon the Parties, without prejudice to the Parties’ right to seek interim or conservatory measures with a competent court. The Parties expressly agree to abide by the arbitration award.

[Signature page to follow]

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IN WITNESS WHEREOF, the Parties have set their hands as of the day and year first above written,

Columbia Laboratories (Bermuda) Ltd.

By:/s/ Alicia Secor

Title:   Chief Executive Officer

Date:   May 15, 2018

Maropack AG

By:/s/ Stephan Gschwind

Title:   Managing Director

Date:   May 10, 2018

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Schedule 1

PURCHASER EQUIPMENT AND MATERIALS

[***]

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Schedule 2

PURCHASE PRICE

The Purchase Price for the Finished Products shall be determined in accordance with Section 5.1 of the Agreement by way of reference to the total number of Finished Products purchased by the Purchaser in each Calendar Year. The applicable Purchase Price per Finished Product for the actual volume of Finished Products purchased in each Calendar Year by the Purchaser is as set out below:

[***]

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Schedule 3

EQUIPMENT AND INFRASTRUCTURE

[***]

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Schedule 4

KEY PERFORMANCE INDICATORS

[***]

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